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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

PHYSICIANS REALTY TRUST
PHYSICIANS REALTY L.P.
(Exact name of registrant as specified in its charter)

Maryland (Physicians Realty Trust) Delaware (Physicians Realty L.P.)	001-36007 333-205034-01	46-2519850 80-0941870
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

            On February 24, 2017, Physicians Realty Trust (the “Company”) and Physicians Realty L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-216214) (the “New Registration Statement”), which replaced the existing automatic shelf registration statement on Form S-3 (No. 333-205034) filed with the SEC on June 17, 2015 (the “Prior Registration Statement”), as amended by a Post-Effective Amendment No. 1 filed on January 19, 2016.

 In connection with filing the New Registration Statement, the Company filed on March 3, 2017 a prospectus supplement covering the sale of the Company’s common shares having aggregate sales proceeds of up to $297,413,286 million through each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., JMP Securities LLC, Raymond James & Associates, Inc., and Stifel Nicolaus & Company, Incorporated, from time to time, by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “ATM Prospectus Supplement”). The ATM Prospectus Supplement was filed solely to continue the sale of the Company’s common shares pursuant to the ATM program, which were previously covered by the Prior Registration Statement.

            This Current Report on Form 8-K is being filed to provide the legal opinion of the Company's counsel, Venable LLP, regarding the legality of the securities covered by the ATM Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017		PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

Date: March 3, 2017		PHYSICIANS REALTY L.P.
by: Physicians Realty Trust, its general partner

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1 above)